UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

SECTION 5

ITEM 5.07 a and b

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its Annual Meeting of Stockholders on October 28, 2015.  The number of common shares represented at the Annual Meeting of Stockholders was 11,705,620.  The stockholders voted on the following proposals:

Proposal I - Election of Directors to:

three-year terms ending on the date of the Annual Meeting of Stockholders in 2018:

Nominee

For

Withheld

Non-Vote

Charles H. Cannon, Jr.

10,964,446

196,161

545,012

Jeffrey S. Edwards

11,087,445

73,162

545,012

Gerald H. Fickenscher

10,935,722

224,886

545,012

Proposal II – Advisory vote on the total compensation paid to the executives of the Company:

For

10,975,186

Against

167,342

Abstain

18,079

Broker Non-Vote

545,012

Proposal III – Advisory vote on the frequency of future shareholder advisory votes to approve compensation paid to executives of the Company:

For 1 year

9,640,355

For 2 years

14,866

For 3 years

1,489,281

Abstain

16,104

Broker Non-Vote

545,012

Proposal IV - Ratification of appointment of Grant Thornton LLP as Independent Public Accountants of the Company for the fiscal year ending June 30, 2016:

For

11,692,223

Against

7,965

Abstain

5,430

Broker Non-Vote

--0

ITEM 5.07 d

COMPANY’S DECISION IN LIGHT OF SHAREHOLDER ADVISORY VOTE ON FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES TO APPROVE COMPENSATION PAID TO EXECUTIVES OF THE COMPANY

Pursuant to Item 5.07 d of Form 8-K, the Company reports that the Board of Directors held a meeting on October 28, 2015, after the annual meeting of shareholders.  The Board decided to adopt the shareholders’ vote (as recommended by the Board) to submit the advisory vote on the compensation of executive officers every year.  Therefore, the next shareholder advisory vote regarding the total compensation paid to executives of the Company will be submitted for vote at the 2016 annual shareholder meeting.  This advisory matter will continue to be submitted for shareholder vote annually until such time as a different frequency is recommended after shareholder advisory vote at a future shareholder annual or special meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

 /s/ Thomas DeByle

Thomas DeByle Chief Financial Officer

Date: October 29, 2015

Signing on behalf of the registrant and as principal financial officer